Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Fourth Quarter 2025 Results and Announces Dividend Increase

•Net income of $21.5 million, or $1.11 per diluted share, for the three months ended December 31, 2025 compared to net income of $21.9 million, or $1.13 per diluted share, for the three months ended September 30, 2025;
•Net income of $80.9 million and diluted earnings per share of $4.18 for the year ended December 31, 2025 compared to net income of $22.1 million and diluted earnings per share of $1.48 for the year ended December 31, 2024;
•Adjusted net income and diluted earnings per share totaled $82.9 million(1) and $4.28(1), respectively, for the year ended December 31, 2025 compared to $56.1 million(1) and $3.76(1), respectively, for the year ended December 31, 2024 (excluding certain previously disclosed non-recurring expenses for both periods);
•Return on average assets was 1.55% and return on average equity was 14.73% for the three months ended December 31, 2025, compared to 1.60% and 15.72%, respectively, for the three months ended September 30, 2025;
•Net interest margin, on a tax equivalent basis, was 4.00% in the fourth quarter of 2025 compared to 4.11% in the third quarter of 2025; the net accretion impact of purchase accounting marks was 46 basis points in the fourth quarter of 2025 compared to 52 basis points in the third quarter of 2025;
•Total loans increased by $41.0 million, or approximately 4% annualized, from September 30, 2025 to December 31, 2025; classified loans decreased by $5.7 million from $64.1 million at September 30, 2025 to $58.4 million at December 31, 2025;
•Noninterest income increased by $1.0 million from $13.4 million for the three months ended September 30, 2025 to $14.4 million for the three months ended December 31, 2025; increase driven by wealth management and swap fee growth;
•Noninterest expenses increased by $1.1 million from $36.3 million for the three months ended September 30, 2025 to $37.4 million for the three months ended December 31, 2025 due primarily to increased health care and professional service costs;
•Tangible common equity increased to 9.0% at December 31, 2025 from 8.8% at September 30, 2025;
•Tangible book value per common share(1) increased to $25.21 per share at December 31, 2025 from $24.12 per share at September 30, 2025 and
•The Board of Directors declared a cash dividend of $0.30 per common share, payable February 17, 2026, to shareholders of record as of February 10, 2026; this represents a $0.03 per share increase in the Company's quarterly cash dividend.

(1) Non-GAAP measure. See Appendix A for additional information.

HARRISBURG, PA (January 27, 2026) -- Orrstown Financial Services, Inc. (the "Company") (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the periods ended December 31, 2025. Net income totaled $21.5 million for the three months ended December 31, 2025, compared to net income of $21.9 million and $13.7 million for the three months ended September 30, 2025 and December 31, 2024, respectively. Diluted earnings per share was $1.11 for the three months ended December 31, 2025, compared to $1.13 and $0.71 for the three months ended September 30, 2025 and December 31, 2024, respectively. For the fourth quarter of 2024, excluding the impact from the previously disclosed non-recurring charges, net of taxes, net income and diluted earnings per share were $16.7 million(1) and $0.87(1), respectively.
Net income totaled $80.9 million and $22.1 million for the years ended December 31, 2025 and 2024, respectively. Diluted earnings per share totaled $4.18 for the year ended December 31, 2025, compared to $1.48 for the year ended December

31, 2024. Excluding the impact from merger-related expenses, net income and diluted earnings per share were $82.9 million(1) and $4.28(1) for the year ended December 31, 2025, respectively. For the year ended December 31, 2024, net income and diluted earnings per share were $56.1 million(1) and $3.76(1), respectively, excluding the previously disclosed non-recurring expenses.
“In 2025, Orrstown achieved the highest reported annual net income in the Company’s history,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “Margin performance, together with continued growth in noninterest income, resulted in strong earnings and capital generation throughout the year. This discipline was reflected in our performance in the fourth quarter of 2025 with a return on average assets of 1.55%. Loan growth was steady during the fourth quarter while we saw a few projected closings push into the first quarter of 2026. We remain confident in our robust pipeline and the ability of our experienced relationship bankers to continue to grow the loan portfolio responsibly. Our credit metrics and capital ratios remain sound. We believe that there are significant upside opportunities in front of us and that we are well-positioned to take advantage of them.”

(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $41.0 million and totaled $4.0 billion at both December 31, 2025 and September 30, 2025, respectively. Commercial loans increased by $27.3 million, or approximately 3% annualized, and residential mortgages increased by $12.2 million, or approximately 6% annualized, from September 30, 2025 to December 31, 2025.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $62.3 million to $952.7 million at December 31, 2025 from $890.4 million at September 30, 2025. During the fourth quarter of 2025, the Bank purchased $124.9 million of investment securities consisting of agency mortgage backed securities and collateralized mortgage obligations, which was partially offset by sales of $42.2 million and paydowns totaling $24.8 million. The purchase and sale activity during the period was to redeploy funds into higher yielding assets based on market opportunities as well as to manage balance sheet positioning. Net unrealized losses declined by $3.0 million during the three months ended December 31, 2025 due to lower market interest rates. The overall duration of the Company's investment securities portfolio was 4.6 years at December 31, 2025 compared to 4.4 years at September 30, 2025. See Appendix B for a summary of the Bank's investment securities at December 31, 2025, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the fourth quarter of 2025, deposits decreased by $4.8 million and totaled $4.5 billion at both December 31, 2025 and September 30, 2025. Non-interest bearing demand deposits and time deposits decreased by $30.7 million and $21.6 million, respectively, from September 30, 2025 to December 31, 2025. Interest bearing demand deposits, money market deposits and savings deposits increased by $25.8 million, $19.0 million and $2.7 million, respectively, from September 30, 2025 to December 31, 2025. The Bank's loan-to-deposit ratio was 89% at December 31, 2025 compared to 88% at September 30, 2025.
Borrowings
The Company actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $274.7 million at December 31, 2025 compared to $209.2 million at September 30, 2025. The increase was due to higher utilization of borrowings during the fourth quarter of 2025 as lending and investing activities increased. The Bank seeks to maintain sufficient liquidity to ensure that client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of approximately $1.7 billion at both December 31, 2025 and September 30, 2025.
On September 30, 2025, the Company redeemed its $32.5 million outstanding 6.0% fixed-to-floating rate subordinated notes. During the three months ended September 30, 2025, the Company amortized the remaining debt issuance costs of $0.3 million as a result of the redemption.

Income Statement
Net Interest Income and Margin
Net interest income was $50.5 million for the three months ended December 31, 2025 compared to $51.0 million for the three months ended September 30, 2025. The net interest margin, on a tax equivalent basis, decreased to 4.00% in the fourth quarter of 2025 from 4.11% in the third quarter of 2025. This decrease is primarily the result of a decrease of 16 basis points in the yield on loans from the three months ended September 30, 2025 to the three months ended December 31, 2025. This decrease in the yield on loans was partially offset by a decrease of six basis points in the cost of funds between the same periods.
Net interest income was positively impacted by the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $5.3 million during the fourth quarter of 2025 compared to $5.8 million for the third quarter of 2025. This change of $0.5 million was due partially to lower accelerated accretion on loans in the three months ended December 31, 2025 compared to the three months ended September 30, 2025.
Interest income on loans, on a tax equivalent basis, decreased by $1.4 million to $64.6 million for the three months ended December 31, 2025 compared to $66.0 million for the three months ended September 30, 2025. This decrease was primarily due to the impact of fed funds rate reductions on the Bank's variable rate loan portfolio. In addition, the accretion of purchase accounting marks on loans totaled $4.7 million during the fourth quarter of 2025 compared to $5.3 million during the third quarter of 2025.
Interest income on investment securities, on a tax equivalent basis, was $11.2 million for the fourth quarter of 2025 compared to $10.6 million for the third quarter of 2025. Average investment securities increased by $70.6 million during the three months ended December 31, 2025 compared to the three months ended September 30, 2025 primarily due to net purchases.
Interest expense, on a tax equivalent basis, decreased by $0.4 million to $25.7 million for the three months ended December 31, 2025 compared to $26.1 million for the three months ended September 30, 2025. Average FHLB advances and other borrowings increased by $69.9 million from $168.9 million for the three months ended September 30, 2025 to $238.8 million for the three months ended December 31, 2025. Borrowing costs decreased by 111 basis points during the three months ended December 31, 2025 compared to the three months ended September 30, 2025. This was primarily the result of the prior quarter redemption of subordinated debt, as well as the recent reductions to FHLB borrowing rates. Interest expense incurred on the subordinated notes decreased by $0.6 million to $0.4 million for the three months ended December 31, 2025 compared to $1.0 million for the three months ended September 30, 2025. In addition, there was $0.3 million of accelerated amortization of debt issuance costs during the third quarter of 2025. Average interest-bearing deposits increased by $34.5 million during the three months ended December 31, 2025 compared to the three months ended September 30, 2025. The cost of interest-bearing deposits declined by three basis points from the third quarter of 2025 to the fourth quarter of 2025.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans decreased to $47.7 million at December 31, 2025 from $48.1 million at September 30, 2025. The ACL to total loans was 1.19% at December 31, 2025 compared to 1.21% at September 30, 2025. The Company recorded provision expense of $0.1 million for the three months ended December 31, 2025 compared to $0.4 million for the three months ended September 30, 2025. Net charge-offs were $0.5 million for the three months ended December 31, 2025 compared to $0.2 million for the three months ended September 30, 2025.
Classified loans decreased by $5.7 million to $58.4 million at December 31, 2025 from $64.1 million at September 30, 2025 due to repayments of $7.9 million, net downgrades of $2.7 million and gross charge offs of $0.5 million. Non-accrual loans totaled $28.0 million at December 31, 2025 compared to $26.2 million at September 30, 2025. The increase in nonaccrual loans was due to additions to nonaccrual status of $4.8 million of loans primarily consisting of $2.3 million for one commercial loan and $1.1 million in home equity line of credit loans. This increase was partially offset by repayments totaling $2.5 million and gross charge offs of $0.6 million. Nonaccrual loans to total loans increased to 0.70% at December 31, 2025 from 0.66% at September 30, 2025. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.

Noninterest Income
Noninterest income increased by $1.0 million to $14.4 million for the three months ended December 31, 2025 from $13.4 million for the three months ended September 30, 2025.
Wealth management income increased by $0.4 million to $5.7 million for the three months ended December 31, 2025 compared to $5.3 million for the three months ended September 30, 2025 due to continued growth of our wealth management platform as well as market performance.
Swap fee income increased by $0.3 million to $1.1 million for the three months ended December 31, 2025 compared to $0.8 million for the three months ended September 30, 2025. Swap fee income will fluctuate based on market conditions and client demand.
Income from service charges increased by $0.2 million to $3.2 million for the three months ended December 31, 2025 from $3.0 million for the three months ended September 30, 2025 due to increased treasury management activity.
Noninterest Expenses
Noninterest expenses increased by $1.1 million to $37.4 million for the three months ended December 31, 2025 from $36.3 million in the three months ended September 30, 2025.
Salaries and benefits expense was $22.0 million for the three months ended December 31, 2025 compared to $21.4 million for the three months ended September 30, 2025. The fourth quarter of 2025 included an increase in health care costs.
Advertising and bank promotions expense increased by $0.4 million from $0.2 million for the three months ended September 30, 2025 to $0.6 million for the three months ended December 31, 2025 due to contributions to tax credit programs during the fourth quarter of 2025. Taxes other than income decreased by $0.3 million in the three months ended December 31, 2025 compared to the three months ended September 30, 2025. This decrease reflects the tax credit impact of the contributions referenced above.
Professional services expense increased by $0.2 million from $1.7 million for the three months ended September 30, 2025 to $1.9 million for the three months ended December 31, 2025. The increase was due to third-party assistance with internal projects.
Income Taxes
The Company's effective tax rate was 21.8% for the fourth quarter of 2025 compared to 21.0% for the third quarter of 2025. The Company's effective tax rate for the three months ended December 31, 2025 is greater than the 21% federal statutory rate primarily due to the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 and an increase in non-deductible expenses. This increase in the effective tax rate was partially offset by the benefit of tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $591.5 million at December 31, 2025 compared to $571.9 million at September 30, 2025. The increase is due to net income of $21.5 million, other comprehensive income of $2.3 million and share-based compensation activity of $1.0 million, partially offset by dividend payments of $5.2 million.
Tangible book value per common share(1) increased to $25.21 per share at December 31, 2025 from $24.12 per share at September 30, 2025. The Company's tangible common equity ratio was 9.0% at December 31, 2025 compared to 8.8% at September 30, 2025. Return on average tangible common equity per common share(1) was 18.15% for the three months ended December 31, 2025 compared to 19.70% for the three months ended September 30, 2025. The decrease in the return on average tangible common equity per common share was primarily due to the increase in average shareholders' equity.
The Company's capital ratios increased during the three months ended December 31, 2025 compared to the three months ended September 30, 2025 due to earnings. The Company's tier 1 common equity, tier 1 capital and total risk-based capital ratios were 11.5%, 11.7% and 13.3%, respectively, at December 31, 2025 compared to 11.1%, 11.3% and 13.1%, respectively, at September 30, 2025. The Company's Tier 1 leverage ratio increased to 9.5% at December 31, 2025 compared to 9.3% at September 30, 2025.

At December 31, 2025, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands)	2025	2024	2025	2024

Profitability for the period:
Net interest income	$50,531	$50,573	$199,792	$155,254
Provision for credit losses - loans	75	2,617	126	17,408
Recovery of credit losses - unfunded loan commitments	—	(862)	(100)	(862)
Noninterest income	14,392	11,247	52,313	37,435
Noninterest expenses	37,355	42,930	149,442	148,337
Income before income tax expense	27,493	17,135	102,637	27,806
Income tax expense	6,002	3,451	21,782	5,756
Net income available to common shareholders	$21,491	$13,684	$80,855	$22,050

Financial ratios:
Return on average assets (1)	1.55%	1.00%	1.49%	0.51%
Return on average assets, adjusted (1) (2) (3)	n/a	1.22%	1.53%	1.30%
Return on average equity (1)	14.73%	10.54%	14.76%	5.62%
Return on average equity, adjusted (1) (2) (3)	n/a	12.86%	15.13%	14.29%
Net interest margin (1)	4.00%	4.05%	4.04%	3.92%
Efficiency ratio	57.5%	69.4%	59.3%	77.0%
Efficiency ratio, adjusted (2) (3)	n/a	62.3%	58.2%	62.5%
Income per common share:
Basic	$1.12	$0.72	$4.21	$1.49
Basic, adjusted (2) (3)	n/a	$0.87	$4.32	$3.80
Diluted	$1.11	$0.71	$4.18	$1.48
Diluted, adjusted (2) (3)	n/a	$0.87	$4.28	$3.76

Average equity to average assets	10.51%	9.45%	10.08%	9.08%

(1) Annualized for the three months ended December 31, 2025 and 2024.
(2) Ratio has been adjusted for the non-recurring charges. There were no non-recurring charges for the three months ended December 31, 2025.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2025	2024
At period-end:
Total assets	$5,542,255	$5,441,589
Loans, net of allowance for credit losses	3,973,012	3,882,525
Loans held-for-sale, at fair value	6,090	6,614
Securities available for sale, at fair value	952,740	829,711
Total deposits	4,528,774	4,623,096
FHLB advances and other borrowings and Securities sold under agreements to repurchase	299,243	141,227
Subordinated notes and trust preferred debt	37,122	68,680
Shareholders' equity	591,535	516,682

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.19%	1.24%
Total nonaccrual loans to total loans	0.70%	0.61%
Nonperforming assets to total assets	0.51%	0.45%
Allowance for credit losses to nonaccrual loans	170%	202%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	12.4%
Orrstown Bank	13.3%	12.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.7%	10.2%
Orrstown Bank	12.2%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.5%	10.0%
Orrstown Bank	12.2%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.5%	8.3%
Orrstown Bank	9.9%	9.1%

Book value per common share	$30.32	$26.65

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	December 31, 2025	December 31, 2024
Assets
Cash and due from banks	$42,083	$51,026
Interest-bearing deposits with banks	107,691	197,848
Cash and cash equivalents	149,774	248,874
Restricted investments in bank stocks	26,717	20,232
Securities available for sale (amortized cost of $972,138 and $864,920 at December 31, 2025 and December 31, 2024, respectively)	952,740	829,711
Loans held for sale, at fair value	6,090	6,614
Loans	4,020,693	3,931,214
Less: Allowance for credit losses	(47,681)	(48,689)
Net loans	3,973,012	3,882,525
Premises and equipment, net	51,029	50,217
Cash surrender value of life insurance	146,994	143,854
Goodwill	69,751	68,106
Other intangible assets, net	37,990	47,765
Accrued interest receivable	21,473	21,058
Deferred tax assets, net	33,931	42,647
Other assets	72,754	79,986
Total assets	$5,542,255	$5,441,589

Liabilities
Deposits:
Noninterest-bearing	$870,906	$894,176
Interest-bearing	3,657,868	3,728,920
Total deposits	4,528,774	4,623,096
Securities sold under agreements to repurchase and federal funds purchased	24,542	25,863
FHLB advances and other borrowings	274,701	115,364
Subordinated notes and trust preferred debt	37,122	68,680
Other liabilities	85,581	91,904
Total liabilities	4,950,720	4,924,907

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,711,628 shares issued and 19,507,208 outstanding at December 31, 2025; 19,722,640 shares issued and 19,389,967 outstanding at December 31, 2024	1,026	1,027
Additional paid—in capital	424,596	423,274
Retained earnings	186,752	126,540
Accumulated other comprehensive loss	(15,201)	(26,316)
Treasury stock— 204,420 and 332,673 shares, at cost at December 31, 2025 and December 31, 2024, respectively	(5,638)	(7,843)
Total shareholders’ equity	591,535	516,682
Total liabilities and shareholders’ equity	$5,542,255	$5,441,589

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Interest income
Loans	$64,411	$67,870	$256,630	$210,287
Investment securities - taxable	9,951	8,773	37,668	27,361
Investment securities - tax-exempt	881	880	3,515	3,521
Short-term investments	1,017	2,492	5,921	7,764
Total interest income	76,260	80,015	303,734	248,933
Interest expense
Deposits	22,584	26,850	92,338	84,234
Securities sold under agreements to repurchase and federal funds purchased	105	67	402	215
FHLB advances and other borrowings	2,371	1,165	6,310	4,945
Subordinated notes and trust preferred debt	669	1,360	4,892	4,285
Total interest expense	25,729	29,442	103,942	93,679
Net interest income	50,531	50,573	199,792	155,254
Provision for credit losses - loans	75	2,617	126	17,408
Recovery of credit losses - unfunded loan commitments	—	(862)	(100)	(862)
Net interest income after net provision for credit losses	50,456	48,818	199,766	138,708
Noninterest income
Service charges	3,225	2,050	11,247	6,893
Interchange income	1,553	1,608	6,041	5,259
Swap fee income	1,112	597	2,991	1,676
Wealth management income	5,739	4,902	21,698	16,353
Mortgage banking activities	503	517	1,805	1,835
Investment securities gains (losses)	95	(5)	166	249
Other income	2,165	1,578	8,365	5,170
Total noninterest income	14,392	11,247	52,313	37,435
Noninterest expenses
Salaries and employee benefits	21,980	22,444	85,171	76,581
Occupancy, furniture and equipment	4,017	4,893	16,978	14,570
Data processing	1,292	1,540	4,297	6,088
Advertising and bank promotions	561	878	2,291	2,587
FDIC insurance	683	955	2,833	2,677
Professional services	1,947	1,591	7,492	4,142
Taxes other than income	574	(312)	2,639	734
Intangible asset amortization	2,348	2,838	9,765	5,742
Merger-related expenses	—	3,887	2,617	22,671
Restructuring expenses	—	39	91	296
Other operating expenses	3,953	3,699	15,268	11,771
Total noninterest expenses	37,355	42,930	149,442	148,337
Income before income tax expense	27,493	17,135	102,637	27,806
Income tax expense	6,002	3,451	21,782	5,756
Net income	$21,491	$13,684	$80,855	$22,050
continued

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Share information:
Basic earnings per share	$1.12	$0.72	$4.21	$1.49
Diluted earnings per share	$1.11	$0.71	$4.18	$1.48
Dividends paid per share	$0.27	$0.23	$1.06	$0.86
Weighted average shares - basic	19,251	19,118	19,201	14,761
Weighted average shares - diluted	19,384	19,300	19,355	14,914

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	12/31/2025			9/30/2025			6/30/2025			3/31/2025			12/31/2024
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$103,886	$1,017	3.88%	$101,728	$1,123	4.38%	$136,106	$1,513	4.46%	$203,347	$2,268	4.52%	$199,236	$2,492	4.96%
Investment securities (1)(2)	976,957	11,177	4.58	906,399	10,593	4.67	904,119	10,626	4.70	865,126	10,052	4.65	849,389	9,887	4.66
Loans (1)(3)(4)(5)	3,997,842	64,635	6.42	3,979,044	65,975	6.58	3,894,978	63,246	6.52	3,909,694	63,641	6.59	3,961,269	68,073	6.82
Total interest-earning assets	5,078,685	76,829	6.01	4,987,171	77,691	6.19	4,935,203	75,385	6.13	4,978,167	75,961	6.17	5,009,894	80,452	6.38
Other assets	426,626			433,659			439,569			447,530			454,271
Total assets	$5,505,311			$5,420,830			$5,374,772			$5,425,697			$5,464,165
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,471,895	14,078	2.26	$2,450,034	14,145	2.29	$2,463,687	13,880	2.26	$2,473,543	14,156	2.32	$2,522,885	15,575	2.45
Savings deposits	262,240	164	0.25	264,761	164	0.25	269,309	165	0.25	273,313	165	0.25	272,718	166	0.24
Time deposits	912,611	8,342	3.63	897,416	8,330	3.68	914,108	8,810	3.87	970,588	9,939	4.15	998,963	11,109	4.41
Total interest-bearing deposits	3,646,746	22,584	2.46	3,612,211	22,639	2.49	3,647,104	22,855	2.51	3,717,444	24,260	2.65	3,794,566	26,850	2.81
Securities sold under agreements to repurchase and federal funds purchased	27,348	105	1.52	27,772	107	1.53	25,917	106	1.64	26,163	84	1.30	21,572	67	1.23
FHLB advances and other borrowings	238,806	2,371	3.94	168,939	1,791	4.21	104,068	1,030	3.97	112,859	1,118	4.02	115,373	1,165	4.01
Subordinated notes and trust preferred debt	37,024	669	7.17	68,749	1,597	9.21	68,910	1,330	7.74	68,739	1,296	7.65	68,571	1,360	7.88
Total interest-bearing liabilities	3,949,923	25,729	2.58	3,877,671	26,134	2.67	3,845,999	25,321	2.64	3,925,205	26,758	2.76	4,000,082	29,442	2.92
Noninterest-bearing demand deposits	882,552			902,128			904,031			887,726			849,999
Other liabilities	93,976			89,086			89,058			89,077			97,685
Total liabilities	4,926,451			4,868,885			4,839,088			4,902,008			4,947,766
Shareholders' equity	578,859			551,945			535,684			523,689			516,399
Total	$5,505,311			$5,420,830			$5,374,772			$5,425,697			$5,464,165
Taxable-equivalent net interest income / net interest spread		51,100	3.43%		51,557	3.52%		50,064	3.49%		49,203	3.41%		51,010	3.46%
Taxable-equivalent net interest margin			4.00%			4.11%			4.07%			4.00%			4.05%
Taxable-equivalent adjustment		(569)			(569)			(552)			(442)			(437)
Net interest income		$50,531			$50,988			$49,512			$48,761			$50,573
Ratio of average interest-earning assets to average interest-bearing liabilities			129%			129%			128%			127%			125%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $4.7 million, $5.3 million, $4.9 million, $6.6 million and $7.6 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Twelve Months Ended
	December 31, 2025			December 31, 2024
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$135,900	$5,921	4.36%	$150,500	$7,764	5.14%
Investment securities (1)(2)	913,438	42,556	4.66	690,223	31,817	4.60
Loans (1)(3)(4)(5)(6)	3,945,723	257,493	6.53	3,150,425	210,994	6.68
Total interest-earning assets	4,995,061	305,970	6.13	3,991,148	250,575	6.26
Other assets	436,681			330,324
Total assets	$5,431,742			$4,321,472
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,464,745	56,258	2.28	$2,077,038	51,049	2.45
Savings deposits	267,271	659	0.25	223,183	599	0.27
Time deposits	923,547	35,421	3.84	732,446	32,586	4.44
Total interest-bearing deposits	3,655,563	92,338	2.53	3,032,667	84,234	2.77
Securities sold under agreements to repurchase and federal funds purchased	26,806	402	1.50	17,543	215	1.22
FHLB advances and other borrowings	156,548	6,310	4.03	120,787	4,945	4.08
Subordinated notes and trust preferred debt	60,790	4,892	8.05	50,397	4,285	8.48
Total interest-bearing liabilities	3,899,707	103,942	2.67	3,221,394	93,679	2.91
Noninterest-bearing demand deposits	894,117			625,714
Other liabilities	90,210			82,084
Total liabilities	4,884,034			3,929,192
Shareholders' equity	547,708			392,280
Total liabilities and shareholders' equity	$5,431,742			$4,321,472
Taxable-equivalent net interest income / net interest spread		202,029	3.46%		156,896	3.36%
Taxable-equivalent net interest margin			4.04%			3.92%
Taxable-equivalent adjustment		(2,237)			(1,642)
Net interest income		$199,792			$155,254
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			124%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status for the twelve months ended December 31, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $21.5 million and $15.2 million for the twelve months ended December 31, 2025 and 2024, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Profitability for the quarter:
Net interest income	$50,531	$50,988	$49,512	$48,761	$50,573
Provision for (Recovery of) credit losses	75	396	109	(554)	1,755
Noninterest income	14,392	13,382	12,915	11,624	11,247
Noninterest expenses	37,355	36,297	37,614	38,176	42,930
Income before income taxes	27,493	27,677	24,704	22,763	17,135
Income tax expense	6,002	5,812	5,256	4,712	3,451
Net income	$21,491	$21,865	$19,448	$18,051	$13,684

Financial ratios:
Return on average assets (1)	1.55%	1.60%	1.45%	1.35%	1.00%
Return on average assets, adjusted (1)(2)(3)	n/a	n/a	1.51%	1.45%	1.22%
Return on average equity (1)	14.73%	15.72%	14.56%	13.98%	10.54%
Return on average equity, adjusted (1)(2)(3)	n/a	n/a	15.12%	14.97%	12.86%
Net interest margin (1)	4.00%	4.11%	4.07%	4.00%	4.05%
Efficiency ratio	57.5%	56.4%	60.3%	63.2%	69.4%
Efficiency ratio, adjusted (2)(3)	n/a	n/a	58.7%	60.5%	62.3%

Per share information:
Income per common share:
Basic	$1.12	$1.14	$1.01	$0.94	$0.72
Basic, adjusted (2)(3)	n/a	n/a	1.05	1.01	0.87
Diluted	1.11	1.13	1.01	0.93	0.71
Diluted, adjusted (2)(3)	n/a	n/a	1.04	1.00	0.87
Book value	30.32	29.33	28.07	27.32	26.65
Tangible book value(3)	25.21	24.12	22.77	21.99	21.19
Average tangible common equity(3)	18.15	19.70	18.43	17.91	13.62
Cash dividends paid	0.27	0.27	0.26	0.26	0.23

Average basic shares	19,251	19,224	19,173	19,157	19,118
Average diluted shares	19,384	19,364	19,342	19,328	19,300
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for all periods presented prior to September 30, 2025.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Noninterest income:
Service charges	$3,225	$2,997	$2,630	$2,395	$2,050
Interchange income	1,553	1,620	1,441	1,427	1,608
Swap fee income	1,112	816	669	394	597
Wealth management income	5,739	5,277	5,267	5,415	4,902
Mortgage banking activities	503	522	478	302	517
Other income	2,165	2,100	2,422	1,678	1,578
Investment securities gains (losses)	95	50	8	13	(5)
Total noninterest income	$14,392	$13,382	$12,915	$11,624	$11,247

Noninterest expenses:
Salaries and employee benefits	$21,980	$21,439	$21,364	$20,388	$22,444
Occupancy, furniture and equipment	4,017	4,075	4,211	4,675	4,893
Data processing	1,292	1,116	965	924	1,540
Advertising and bank promotions	561	154	1,077	499	878
FDIC insurance	683	652	674	824	955
Professional services	1,947	1,703	2,016	1,826	1,591
Taxes other than income	574	828	295	942	(312)
Intangible asset amortization	2,348	2,410	2,472	2,535	2,838
Provision for legal settlement	—	—	—	—	478
Merger-related expenses	—	—	968	1,649	3,887
Restructuring expenses	—	—	—	91	39
Other operating expenses	3,953	3,920	3,572	3,823	3,699
Total noninterest expenses	$37,355	$36,297	$37,614	$38,176	$42,930

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Balance Sheet at quarter end:
Cash and cash equivalents	$149,774	$184,146	$149,377	$287,120	$248,874
Restricted investments in bank stocks	26,717	24,111	21,204	19,693	20,232
Securities available for sale	952,740	890,357	885,373	855,456	829,711
Loans held for sale, at fair value	6,090	6,026	5,206	5,261	6,614
Loans:
Commercial real estate:
Owner occupied	644,713	629,481	622,315	617,854	633,567
Non-owner occupied	1,260,198	1,254,959	1,203,038	1,157,383	1,160,238
Multi-family	236,703	234,782	239,388	257,724	274,135
Non-owner occupied residential	155,749	163,138	165,479	168,354	179,512
Agricultural	121,417	118,596	124,291	134,916	125,156
Commercial and industrial	489,371	479,929	487,063	455,494	451,384
Acquisition and development:
1-4 family residential construction	41,489	41,141	38,490	40,621	47,432
Commercial and land development	198,234	195,158	198,889	227,434	241,424
Municipal	25,302	28,664	28,693	30,780	30,044
Total commercial loans	3,173,176	3,145,848	3,107,646	3,090,560	3,142,892
Residential mortgage:
First lien	478,870	476,006	469,569	464,642	460,297
Home equity – term	5,972	5,800	5,784	9,224	5,988
Home equity – lines of credit	321,438	311,458	305,968	295,820	303,561
Other - term(1)	22,906	23,737	25,384	—	—
Installment and other loans	18,331	16,887	17,028	15,739	18,476
Total loans	4,020,693	3,979,736	3,931,379	3,875,985	3,931,214
Allowance for credit losses	(47,681)	(48,105)	(47,898)	(47,804)	(48,689)
Net loans held for investment	3,973,012	3,931,631	3,883,481	3,828,181	3,882,525
Goodwill	69,751	69,751	69,751	68,106	68,106
Other intangible assets, net	37,990	40,338	42,748	45,230	47,765
Total assets	5,542,255	5,470,233	5,387,645	5,441,586	5,441,589
Total deposits	4,528,774	4,533,560	4,516,625	4,633,716	4,623,096
FHLB advances and other borrowings and Securities sold under agreements to repurchase	299,243	241,719	166,381	123,480	141,227
Subordinated notes and trust preferred debt	37,122	36,970	69,021	68,850	68,680
Total shareholders' equity	591,535	571,936	548,448	532,936	516,682

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	13.1%	13.3%	13.1%	12.4%
Orrstown Bank	13.3%	12.9%	13.3%	13.0%	12.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.7%	11.3%	11.1%	10.8%	10.2%
Orrstown Bank	12.2%	11.8%	12.1%	11.9%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.5%	11.1%	10.9%	10.6%	10.0%
Orrstown Bank	12.2%	11.8%	12.1%	11.9%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.5%	9.3%	9.0%	8.6%	8.3%
Orrstown Bank	9.9%	9.6%	9.8%	9.5%	9.1%

Average equity to average assets	10.51%	10.18%	9.97%	9.65%	9.45%
Allowance for credit losses to total loans	1.19%	1.21%	1.22%	1.23%	1.24%
Total nonaccrual loans to total loans	0.70%	0.66%	0.57%	0.59%	0.61%
Nonperforming assets to total assets	0.51%	0.48%	0.42%	0.42%	0.45%
Allowance for credit losses to nonaccrual loans	170%	184%	214%	210%	202%

Other information:
Net charge-offs	$499	$189	$115	$331	$3,002
Classified loans	58,351	64,089	65,754	76,211	88,628
Nonperforming and other risk assets:
Nonaccrual loans	28,031	26,191	22,423	22,727	24,111
Other real estate owned	—	—	—	138	138
Total nonperforming assets	28,031	26,191	22,423	22,865	24,249
Financial difficulty modifications still accruing	1,253	1,245	5,759	5,127	4,897
Loans past due 90 days or more and still accruing	1,040	497	1,312	400	641
Total nonperforming and other risk assets	$30,324	$27,933	$29,494	$28,392	$29,787
(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $107.7 million and $115.9 million at December 31, 2025 and December 31, 2024, respectively. In addition, during the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March, 31, 2025 and December 31, 2024, the Company incurred zero, zero, $1.0 million, $1.6 million, and $3.9 million in merger-related expenses, respectively. During the three months ended December 31, 2024, the Company incurred other non-recurring charges totaling $0.5 million.
Tangible book value per common share, tangible common equity and the impact of the non-recurring expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Shareholders' equity (most directly comparable GAAP-based measure)	$591,535	$571,936	$548,448	$532,936	$516,682
Less: Goodwill	69,751	69,751	69,751	68,106	68,106
Other intangible assets	37,990	40,338	42,748	45,230	47,765
Related tax effect	(7,978)	(8,471)	(8,977)	(9,498)	(10,031)
Tangible common equity (non-GAAP)	$491,772	$470,318	$444,926	$429,098	$410,842

Common shares outstanding	19,507	19,501	19,536	19,510	19,390

Book value per share (most directly comparable GAAP-based measure)	$30.32	$29.33	$28.07	$27.32	$26.65
Intangible assets per share	5.11	5.21	5.30	5.33	5.46
Tangible book value per share (non-GAAP)	$25.21	$24.12	$22.77	$21.99	$21.19

Return on Average Common Equity	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net Income	$21,491	$21,865	$19,448	$18,051	$13,684
Average shareholders' equity	$578,859	$551,945	$535,684	$523,689	$516,399
Less: Average goodwill	69,751	69,751	68,126	68,106	71,477
Less: Average other intangible assets, gross	39,467	41,809	44,304	46,864	45,319
Average tangible equity	$469,641	$440,385	$423,254	$408,719	$399,603
Return on average tangible equity (non-GAAP) (1)	18.15%	19.70%	18.43%	17.91%	13.62%
(1) - Annualized

(In thousands)	Three Months Ended					Twelve Months Ended
Adjusted Ratios for Non-recurring Charges	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (A) - most directly comparable GAAP-based measure	$21,491	$21,865	$19,448	$18,051	$13,684	$80,855	$22,050
Plus: Merger-related expenses (B)	—	—	968	1,649	3,887	2,617	22,671
Plus: Executive retirement expenses (B)	—	—	—	—	35	—	4,793
Plus: Provision for credit losses on non-PCD loans (B)	—	—	—	—	—	—	15,504
Plus: Provision for legal settlement (B)	—	—	—	—	478	—	478
Less: Related tax effect (C)	—	—	(221)	(368)	(1,386)	(590)	(9,442)
Adjusted net income (D=A+B-C) - Non-GAAP	$21,491	$21,865	$20,195	$19,332	$16,698	$82,882	$56,054

Average assets (E)	$5,505,311	$5,420,830	$5,374,772	$5,425,697	$5,464,165	$5,431,742	$4,321,472
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.55%	1.60%	1.45%	1.35%	1.00%	1.49%	0.51%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	1.55%	1.60%	1.51%	1.45%	1.22%	1.53%	1.30%

Average equity (F)	$578,859	$551,945	$535,684	$523,689	$516,399	$547,708	$392,280
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	14.73%	15.72%	14.56%	13.98%	10.54%	14.76%	5.62%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	14.73%	15.72%	15.12%	14.97%	12.86%	15.13%	14.29%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,251	19,224	19,173	19,157	19,118	19,201	14,761
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.12	$1.14	$1.01	$0.94	$0.72	$4.21	$1.49
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$1.12	$1.14	$1.05	$1.01	$0.87	$4.32	$3.80

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,384	19,364	19,342	19,328	19,300	19,355	14,914
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.11	$1.13	$1.01	$0.93	$0.71	$4.18	$1.48
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$1.11	$1.13	$1.04	$1.00	$0.87	$4.28	$3.76

continued
(1) Annualized

	Three Months Ended					Twelve Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Noninterest expense (I) - most directly comparable GAAP-based measure	$37,355	$36,297	$37,614	$38,176	$42,930	$149,442	$148,337
Less: Merger-related expenses (B)	—	—	(968)	(1,649)	(3,887)	(2,617)	(22,671)
Less: Executive retirement expenses (B)	—	—	—	—	(35)	—	(4,793)
Less: Provision for legal settlement (B)	—	—	—	—	(478)	—	(478)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$37,355	$36,297	$36,646	$36,527	$38,531	$146,825	$120,396

Net interest income (K)	$50,531	$50,988	$49,512	$48,761	$50,573	$199,792	$155,254
Noninterest income (L)	14,392	13,382	12,915	11,624	11,247	52,313	37,435
Total operating income (M = K + L)	$64,923	$64,370	$62,427	$60,385	$61,820	$252,105	$192,689

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	57.5%	56.4%	60.3%	63.2%	69.4%	59.3%	77.0%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	57.5%	56.4%	58.7%	60.5%	62.3%	58.2%	62.5%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at December 31, 2025:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,575	$2,484	29%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	3,109	3,119	29	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	8	72,231	72,013	12	—	47	33	7	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,674	1,538	7	100	—	—	—		—	PACE Loans (2)
Non-Agency CMBS	3	27,069	27,410	28	—	—	—	—		100
Non-Agency RMBS	3	31,049	29,929	52	92	8	—	—		—	Reverse Mortgages (3)
Municipal - General Obligation	10	99,033	92,643		17	77	6	—		—
Municipal - Revenue	12	119,799	109,505		—	82	12	—		6
SBA ReRemic (5)	—	1,595	1,580		—	100	—	—		—	SBA Guarantee (4)
Small Business Administration	—	3,330	3,399		—	100	—	—		—	SBA Guarantee (4)
Agency MBS	25	237,276	237,450		—	100	—	—		—	Residential Mortgages (4)
Agency CMO	37	356,192	355,224		—	100	—	—		—
U.S. Treasury securities	2	15,016	14,211		—	100	—	—		—	U.S. Government Guarantee (4)
Corporate bonds	—	1,947	1,992		—	—	51	49		—
	100%	$971,895	$952,497		5%	85%	4%	1%	1%	4%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.5 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2024 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

####